Exhibit 10.3

INTELLECTUAL PROPERTY MATTERS AGREEMENT

This INTELLECTUAL PROPERTY MATTERS AGREEMENT (this “Agreement”), dated as of [•] (the “Effective Date”), is entered into by and among Modine Manufacturing Company, a Wisconsin corporation (“Company”), Platinum SpinCo Inc., a Delaware corporation (“SpinCo”) and Gentherm Incorporated, a Michigan corporation (“Gold” and, together with the Company and SpinCo, the “Parties,” and each, individually, a “Party”).

R E C I T A L S:

WHEREAS, the Company, Gold, and SpinCo are parties to that certain Separation Agreement, dated as of January 29, 2026 (the “Separation Agreement”), pursuant to which, subject to the terms and conditions set forth therein, the Company has agreed to transfer, and cause certain of its Subsidiaries to transfer, to the SpinCo Group, and SpinCo has agreed to accept and assume from the Company and such Subsidiaries, the SpinCo Assets and the SpinCo Liabilities (the “Separation”);

WHEREAS, the Company, Gold, SpinCo and Platinum Gold Merger Sub Inc., a Delaware corporation (“Merger Sub”) , are parties to that certain Agreement and Plan of Merger, dated as of January 29, 2026 (the “Merger Agreement” and, together with the Separation Agreement, the “Separation and Merger Agreements”), pursuant to which, subject to the terms and conditions set forth therein, Merger Sub will merge with and into SpinCo, with SpinCo surviving the merger as a wholly owned Subsidiary of Gold;

WHEREAS, to facilitate and provide for an orderly transition in connection with the Separation, Company Licensors wish to grant to SpinCo Licensees licenses to the Company Licensed Patents and Company Licensed Other IP, and SpinCo Licensors wish to grant to Company Licensees, licenses to the SpinCo Patents and SpinCo Other IP, in each case, as and to the extent set forth herein; and

WHEREAS, this Agreement is a “Transaction Document” pursuant to the Separation and Merger Agreements.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1 Definitions. As used herein, the following terms have the meanings set forth below. Capitalized terms that are not defined in this Agreement have the meaning set forth in the Separation Agreement.

(a) “Change of Control” means, with respect to a Party: (i) a merger or consolidation of such Party with a Third Party, but only if the voting securities of such Party outstanding immediately prior thereto (or, if such voting securities are converted or exchanged in such merger or consolidation, any securities into which such voting securities have been converted or exchanged in such merger or consolidation, any securities into which such voting securities have been converted or exchanged) neither represents (x) at least fifty percent (50%) of the combined voting power of the surviving entity of such merger or consolidation nor (y) at least fifty percent (50%) of the ultimate parent of such surviving entity immediately after such merger or consolidation; (ii) a transaction or series of related transactions (other than a merger or consolidation, which is addressed in clause (i)) in which a Third Party, together with its Affiliates, becomes the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of such Party; or (iii) the sale or other transfer to a Third Party, directly or indirectly, of all or substantially all of such Party’ s assets or business to which the subject matter of this Agreement relates.

(b) “Company Field” means the field of the Company Business, as such business is conducted as of the Distribution Date, and any improvements, enhancements, or natural evolutions or extensions thereof; provided that in no event shall the Company Field include the field of the SpinCo Business as conducted as of the Distribution Date.

(c) “Company Licensed Other IP” means the Intellectual Property (other than Patents, Trademarks, and Internet Properties) that is owned or Controlled by Company Licensors as of immediately after the Distribution and (i) was used or held for use in or practiced in connection with the SpinCo Business at any time in the Reference Period, including Intellectual Property used or to be used in products, services, or improvements to products or services, that are under Development in connection with the SpinCo Business as of the Distribution Date or (ii) constitutes an improvement to any SpinCo Intellectual Property or products or services of the SpinCo Business.

(d) “Company Licensed Patents” means (i)(A) the Patents owned by the Company Licensors as of the Distribution Date and (1) Practiced or held for use in the operation of the SpinCo Business at any time in the Reference Period (including in products or services, or improvements to products or services, that are under Development in connection with the SpinCo Business as of the Distribution Date), or (2) that constitutes an improvement to any SpinCo Intellectual Property or products or services of the SpinCo Business, including the Patents set forth in Schedule I, (B) any Patents applied for by the Company Licensors on inventions or designs included in the Company Licensed Other IP as of the Effective Date, (C) any Patents that issue after the Effective Date that claim priority to any Patent in clauses (A) or (B), (D) all continuations, continuations-in-part, divisionals, reissues and re-examinations of any of the foregoing Patents, and (E) any foreign counterparts to any of the foregoing, and (ii) any Patents Controlled by the Company Licensors as of the Distribution Date and Practiced or held for use in the operation of the SpinCo Business at any time in the Reference Period, including in products or services, or improvements to products or services, that are under Development in connection with the SpinCo Business as of the Distribution Date.

(e) “Company Licensees” means the Company and its current and future Subsidiaries, subject to Section 2.5.

(f) “Company Licensors” means the Company and its Subsidiaries.

(g) “Controlled” means, with respect to any Intellectual Property (other than Trademarks and Internet Properties) owned by a third party as of the Distribution Time, the applicable Licensor has the ability to grant a license or other rights in, to or under such Intellectual Property on the terms and conditions set forth herein without violating any Contract between such Licensor and such third party in effect as of the Distribution Time and without payment or the granting of any additional consideration for the grant of such license.

(h) “Licensee(s)” means the Company Licensees or the SpinCo Licensees, as applicable, in their capacities as the licensees or grantees of the licenses granted to them by the SpinCo Licensors or the Company Licensors, as applicable, pursuant to Article II.

(i) “Licensee Business” means (i) with respect to the Company Licensees, the Company Business, or (ii) with respect to the SpinCo Licensees, the SpinCo Business.

(j) “Licensee Field” means (i) with respect to the Company Licensees, the Company Field, or (ii) with respect to the SpinCo Licensees, the SpinCo Field.

(k) “Licensor(s)” means the Company Licensors or the SpinCo Licensors, as applicable, in their capacities as the licensors or grantors of any licenses granted to the SpinCo Licensees or the Company Licensees, as applicable, pursuant to Article II.

(l) “Practiced” means, with respect to a Patent, to engage in conduct that, absent ownership of such Patent, or a license under such Patent of the scope set forth in Section 2.1, would infringe a claim of such Patent.

(m) “Reference Period” means the twelve (12) months immediately prior to the Distribution Date.

(n) “SpinCo Field” the field of the SpinCo Business, as such business is conducted as of the Distribution Date, and any improvements, enhancements, or natural evolutions or extensions thereof; provided that in no event shall the SpinCo Field include the field of the Company Business as conducted as of the Distribution Date.

(o) “SpinCo Licensed Other IP” means the Intellectual Property (other than Patents, Trademarks, and Internet Properties) that is owned or Controlled by the SpinCo Licensors as of immediately after the Distribution and (i) was used or held for use in or practiced in connection with the Company Business at any time in the Reference Period, including Intellectual Property used or to be used in products or services, or improvements to products or services, that are under Development in connection with the Company Business as of the Distribution Date or (ii) constitutes an improvement to any Intellectual Property owned by the Company Licensors or products or services of the Company Business.

(p) “SpinCo Licensed Patents” means (i)(A) the Patents included in the SpinCo Intellectual Property as of the Distribution Date and (1) Practiced or held for use in the operation of the Company Business at any time in the Reference Period (including in products or services, or improvements to products or services, that are under Development in connection with the Company Business as of the Distribution Date), including the Patents set forth on Schedule II (the “Scheduled Patents”), or (2) that constitutes an improvement to any Intellectual Property owned by the Company Licensors or products or services of the Company Business, (B) any Patents applied for by the SpinCo Licensors on inventions or designs included in the SpinCo Licensed Other IP as of the Effective Date, (C) any Patent that issues after the Effective Date that claims priority to any Patent in clauses (A) or (B), (D) all continuations, continuations-in-part, divisionals, reissues and re-examinations of any of the foregoing Patents, and (E) any foreign counterparts to any of the foregoing, and (ii) any Patents Controlled by SpinCo Licensors as of the Distribution Date and Practiced or held for use in the operation of the Company Business at any time in the Reference Period, including in products or services, or improvements to products or services, that are under Development in connection with the Company Business as of the Distribution Date.

(q) “SpinCo Licensees” means Gold and its current and future Subsidiaries (including SpinCo), subject to Section 2.5.

(r) “SpinCo Licensors” means SpinCo and its Subsidiaries.

(s) “under Development” means research, evaluation, design, development, testing, prototyping or pre-commercialization activities have commenced or are ongoing, whether or not a CAD has been established, in each case within the Reference Period.

ARTICLE II

INTELLECTUAL PROPERTY LICENSES

Section 2.1 License to SpinCo Licensees of Company Licensed Patents. The Company hereby grants, on behalf of itself and each other Company Licensor, to the SpinCo Licensees a worldwide, fully paid-up, royalty-free, irrevocable, non-exclusive, non-transferable (except as set forth in Section 6.4), non-sublicensable (except as set forth in Section 2.6) license under the Company Licensed Patents to use, make, have made, sell, offer for sale, distribute, import or otherwise exploit any products of the SpinCo Business, provide any service in respect of the SpinCo Business, and practice any method or process claimed under the Company Licensed Patents in connection with the SpinCo Business, in each case, only in the SpinCo Field.

Section 2.2 License to Company Licensees of SpinCo Licensed Patents. SpinCo hereby grants, on behalf of itself and each other SpinCo Licensor, to the Company Licensees a worldwide, fully paid-up, royalty-free, irrevocable, non-exclusive, non-transferable (except as set forth in Section 6.4), non-sublicensable (except as set forth in Section 2.6) license under the SpinCo Licensed Patents to use, make, have made, sell, offer for sale, distribute, import or otherwise exploit any product of the Company Business, provide any service in respect of the Company Business, and practice any method or process claimed under the SpinCo Licensed Patents in connection with the Company Business, in each case, only in the Company Field.

Section 2.3 License to SpinCo Licensees of Company Licensed Other IP. The Company hereby grants, on behalf of itself and each other Company Licensor, to the SpinCo Licensees a worldwide, fully paid-up, royalty-free, irrevocable, non-exclusive, non-transferable (except as set forth in Section 6.4), non-sublicensable (except as set forth in Section 2.6) license under the Company Licensed Other IP to use, reproduce, distribute, disclose, make, modify, improve, display and perform, create derivative works of, and otherwise exploit any SpinCo Assets or otherwise operate the SpinCo Business, in each case, only in the SpinCo Field.

Section 2.4 License to Company Licensees of SpinCo Licensed Other IP. SpinCo hereby grants, on behalf of itself and each other SpinCo Licensor, to the Company Licensees a worldwide, fully paid-up, royalty-free, irrevocable, non-exclusive, non-transferable (except as set forth in Section 6.4), non-sublicensable (except as set forth in Section 2.6) license under the SpinCo Licensed Other IP to use, reproduce, distribute, disclose, make, modify, improve, display and perform, create derivative works of, and otherwise exploit any Company Assets or otherwise operate the Company Business, in each case, only in the Company Field.

Section 2.5 Rights of Subsidiaries.

(a) All rights and licenses granted in Section 2.1, Section 2.2, Section 2.3, and Section 2.4 are granted to Gold and Company as a Licensee, respectively, and to any entity that is a Subsidiary of such Licensee, but only for so long as such entity is a Subsidiary of the Licensee, and, unless assigned (in whole or in part) to such Subsidiary as set forth in Section 6.4, will terminate with respect to such entity when it ceases to be a Subsidiary of the Licensee.

Section 2.6 Sublicensing.

(a) The SpinCo Licensees and the Company Licensees may sublicense, through one or more tiers, the licenses and rights granted to them under Section 2.3 and Section 2.4, respectively, to Third Parties solely to its and their respective (A) distributors, resellers, customers and end users in the ordinary course of business in connection with such Party’s or its Subsidiaries’ products or services and (B) suppliers, contractors, consultants and other third party vendors or service providers in connection with their provision of services to the Party or its Subsidiaries, and not for the independent benefit of such suppliers, contractors or consultants; provided that (i) each Licensee shall, and shall cause its sublicensees to, comply with Section 3.2; and (ii) each Licensee shall not disclose Trade Secrets or confidential information of the other Party to a Third Party, except in connection with the disclosure of such Party’s own confidential information or Trade Secrets of at least comparable importance and value.

(b) The SpinCo Licensees and the Company Licensees may sublicense the Patents licensed to them under Section 2.1 and Section 2.2, respectively, (i) to a Third Party to exercise its “make” or “have made” rights only with respect to its own products, including private label or original equipment manufacturer (OEM) versions of such products, (ii) to any of their respective contractors, distributors, resellers, manufacturers, integrators, suppliers, end users, or customers, or any commercial partners or service providers in the ordinary course of the operation of the applicable Licensee Business, use in connection with the respective Licensees’ products or services or in support of the applicable Licensees Business, and not for the independent use or benefit of such third parties.

(c) For the avoidance of doubt, the rights granted by a Party to a sublicensee under this Section 2.6 may not be any broader than the license rights granted to such Party in Section 2.1, Section 2.2, Section 2.3, and Section 2.4, as applicable. Each Licensee shall be responsible and liable hereunder for any act or omission of its sublicensees as if such act or omission were taken by such Licensee directly to the extent such act or omission would constitute a breach of this Agreement by such Licensee if such act or omission were taken or made by such Party.

Section 2.7 No Other Rights. No Licensee shall exercise its rights to the respective Intellectual Property licensed to such Licensee in Section 2.1, Section 2.2, Section 2.3, and Section 2.4, respectively, in a manner that violates any limitations on such license. Each Party reserves any and all rights not expressly granted to the other Party under this Agreement.

ARTICLE III

ADDITIONAL TERMS

Section 3.1 Bankruptcy Rights. All rights and licenses granted to a Party or its Subsidiaries as Licensee hereunder, are, for purposes of Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”), licenses of intellectual property within the scope of Section 101 of the Bankruptcy Code. The Licensors acknowledge that the Licensees, as licensees of such rights and licenses hereunder, will retain and may fully exercise all of their rights and elections under the Bankruptcy Code. Each Party irrevocably waives all arguments and defenses arising under 11 U.S.C. § 365(c)(1) or successor provisions to the effect that applicable Law excuses such Party from accepting performance from or rendering performance to a Person other than the debtor or debtor-in-possession as a basis for opposing assumption of this Agreement in a case under Chapter 11 of the Bankruptcy Code to the extent that such consent is required under 11 U.S.C. § 365(c)(1) or any successor statute.

Section 3.2 Confidentiality.

(a) Each Party agrees on behalf of itself and its Subsidiaries that (a) it (and each of its Subsidiaries) shall treat the Trade Secrets and confidential information licensed or disclosed to it by the other Party under this Agreement with at least the same degree of care as they treat their own Trade Secrets and confidential information of a similar nature, but in no event with less than reasonable care, and (b) neither Party (nor any of its Subsidiaries) may use or disclose such Trade Secrets or confidential information, as applicable, except in accordance with its respective license granted in Article II. Notwithstanding the foregoing, each Party may disclose the Trade Secrets and confidential information of the other Party pursuant to a valid order or requirement of a court or government agency, provided that: (i) if legally permissible, such disclosing Party gives prompt written notice to the other Party to give such other Party the opportunity to prevent disclosure or protect its Trade Secrets and confidential information, and (ii) such disclosing Party shall reasonably cooperate with any efforts by the other Party to seek confidential treatment of the information to be disclosed; provided that such disclosure shall not affect the other Party’s obligations to treat the information as a Trade Secret or confidential information.

(b) Notwithstanding anything to the contrary contained herein, each Party acknowledges and agrees that the other Party’s confidentiality obligations with respect to Trade Secrets and confidential information set forth in this Agreement do not apply to any such Trade Secrets or confidential information that the recipient can demonstrate: (i) are publicly available or is otherwise in the public domain at the time of disclosure through no breach by the recipient; (ii) become part of the public domain after disclosure by any means other than breach of this Agreement by the recipient; (iii) are obtained by the recipient, free of any obligations of confidentiality, from a third party who has a lawful right to disclose it; or (iv) is independently developed by the recipient without use of or reference to any such Trade Secrets or confidential information.

Section 3.3 Improvements. As between the Parties, each Party will retain all its right, title and interest, including all Intellectual Property it may have or develop, in and to any improvements, enhancements, or modifications that are made by or on behalf of such Party, including in the exercise of the licenses granted to it under this Agreement, subject to the ownership of the other Party in the underlying Intellectual Property and provided that the foregoing shall not be deemed or interpreted to grant or transfer any rights between the Parties. Unless otherwise agreed by the Parties in writing, neither Party shall have any obligation to disclose, provide or license to the other Party any improvements, enhancements, or modifications made by or for a Party.

Section 3.4 Maintenance of Scheduled Patents. SpinCo shall have the first right (but not the obligation) to prosecute and maintain any rights in and to the Scheduled Patents. In the event that SpinCo elects not to pay a maintenance fee, respond to an office action or take any other ministerial action required to prevent the lapse or abandonment of any Scheduled Patent, SpinCo shall provide the Company with written notice of such decision at least ninety (90) days prior to the deadline for such action, and afford the Company the opportunity to acquire such Scheduled Patent, at the Company’s sole cost and expense (including reimbursement of SpinCo’s reasonable out-of-pocket costs incurred in connection with such transfer), and maintain such Scheduled Patent in the Company’s name, at the Company’s expense. In the event the Company acquires a Scheduled Patent pursuant to the foregoing, such Scheduled Patent shall thereafter be the property of the Company and shall automatically constitute a Company Licensed Patent for purposes of this Agreement (and, for the avoidance of doubt, shall be subject to the license granted to SpinCo Licensees under Section 2.1).

Section 3.5 Enforcement of Scheduled Patents. SpinCo shall have the first right (but not the obligation) to bring and control any claim related to the infringement, misappropriation or other violation of any rights in and to the Scheduled Patents by a third party and shall retain 100% of all damages, recoveries and other amounts awarded or obtained in connection with any such claim prosecuted by SpinCo. In the event SpinCo elects not to pursue, or fails to pursue, any such claim with respect to rights in and to the Scheduled Patents in the Company Field within one hundred twenty (120) days after receipt of written notice from the Company identifying with reasonable specificity the alleged infringement and the basis therefor, the Company shall have the right (but not the obligation) to bring and control any such claim, which right must be exercised, if at all, within one hundred twenty (120) days after the expiration of SpinCo’s initial period; provided that (i) the Company shall consult with SpinCo in good faith prior to initiating any such claim and shall keep SpinCo reasonably informed of the status and material developments in such claim throughout its pendency, (ii) the Company shall not settle, compromise or otherwise dispose of any such claim, or make any admission or take any position that could adversely affect the validity, enforceability or scope of any Scheduled Patent without SpinCo’s prior written consent, and (iii) the Company shall indemnify and hold harmless SpinCo from and against any losses, damages, costs or expenses (including reasonable attorneys’ fees) arising out of or relating to any counterclaim or other claim asserted against SpinCo in connection with the Company’s prosecution of any such claim. The Company shall retain all damages, recoveries and other amounts awarded or obtained in connection with any such claim prosecuted by the Company, after first reimbursing SpinCo for any reasonable out-of-pocket costs incurred by SpinCo in connection with such claim. Each Party acknowledges that it may be a necessary party to any claim brought by the other Party against a third party arising from enforcement of the rights in and to the Scheduled Patents; provided, however, that no Party shall be required to be named as a party to any such claim if such Party determines in good faith that being so named would be adverse to such Party’s business interests, including by reason of an existing or prospective business relationship with the third party that is the subject of such claim. Upon receipt of written notice from the Company, together with reasonable documentation demonstrating that litigation has been filed or a written assertion of infringement has been delivered against a third party for infringement of a Scheduled Patent in the Company Field, identifying with reasonable specificity the alleged infringement and the basis therefor, SpinCo shall not license such Scheduled Patent to such third party for use in the Company Field without the Company’s prior written consent; provided that this restriction shall not apply to (x) any license granted for any commercial purpose in connection with SpinCo’s or its Affiliates’ operation of their businesses, or (y) any license or covenant not to sue granted by SpinCo or its Affiliates to a third party in connection with the settlement or resolution of any dispute, claim or litigation to which SpinCo or any of its Affiliates is a party, and shall terminate upon final resolution or abandonment of such action or claim.

ARTICLE IV

REPRESENTATIONS OR WARRANTIES; LIABILITY

Section 4.1 Mutual Representations. Each Party hereby represents and warrants to the other that: (i) the execution, delivery, and performance of this Agreement has been duly and validly authorized by such Party; (ii) this Agreement constitutes the legal, valid and binding obligations of such Party, enforceable against such Party in accordance with its terms (subject to bankruptcy, moratorium, and similar Laws and subject to the application of specific performance and other equitable principles); (iii) it is a corporation duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation; and (iv) has all requisite power and authority to perform fully its obligations hereunder.

Section 4.2 No Other Representations or Warranties. ALL LICENSES AND RIGHTS GRANTED HEREUNDER ARE GRANTED ON AN AS-IS BASIS WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND. EXCEPT AS SET FORTH IN SECTION 4.1, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, CUSTOM, TRADE, NON-INFRINGEMENT, NON-VIOLATION OR NON-MISAPPROPRIATION OF THIRD-PARTY INTELLECTUAL PROPERTY, ARE MADE OR GIVEN BY OR ON BEHALF OF A PARTY UNDER THIS AGREEMENT. ALL SUCH REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED AND DISCLAIMED; PROVIDED, THAT NOTHING IN THIS SECTION 4.1 SHALL SERVE IN ANY WAY TO LIMIT THE REPRESENTATIONS AND WARRANTIES MADE IN THE MERGER AGREEMENT WHICH SHALL BE SOLELY GOVERNED BY, AND SUBJECT TO THE LIMITATIONS AND REMEDIES SET FORTH IN, THE MERGER AGREEMENT.

Section 4.3 General Disclaimer. Except as otherwise expressly set forth in Section 3.5, nothing contained in this Agreement shall be construed as:

(a) a warranty or representation by either Party as to the validity, enforceability or scope of any Intellectual Property;

(b) an agreement by either Party to maintain any Intellectual Property in force;

(c) an agreement by either Party to bring or prosecute actions or suits against any Third Party for infringement of Intellectual Property or any other right, or conferring upon either Party any right to bring or prosecute actions or suits against any Third Party for infringement of Intellectual Property or any other right;

(d) conferring upon either Party by implication, estoppel or otherwise, any license or other right, except the licenses and rights expressly granted hereunder;

(e) conferring upon either Party any right to use in advertising, publicity or otherwise any Trademark, trade name or names, or any contraction, abbreviation or simulations thereof, of the other Party, or

(f) an obligation to provide any technical information, know-how, consultation, technical services or other assistance or deliverables to the other Party.

Section 4.4 Limitation of Liability. WITHOUT LIMITING EITHER PARTY’S LIABILITY UNDER THE SEPARATION AND MERGER AGREEMENTS AND THE OTHER TRANSACTION DOCUMENTS, AND WITH THE EXCEPTION OF LIABILITY ARISING FROM FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IN NO EVENT SHALL EITHER PARTY, ITS AFFILIATES OR THEIR RESPECTIVE REPRESENTATIVES BE LIABLE TO THE OTHER PARTY UNDER THIS AGREEMENT FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE, EXEMPLARY, SPECULATIVE OR SIMILAR DAMAGES IN ANY WAY RELATING TO OR ARISING FROM THIS AGREEMENT OR THE INTELLECTUAL PROPERTY LICENSED HEREIN.

ARTICLE V

TERM

Section 5.1 Term and Termination. Except as expressly set forth herein, the term of this Agreement shall commence on the Effective Date and shall continue with respect to each particular Intellectual Property right licensed hereunder so long as such Intellectual Property right remains in force. The irrevocability of the licenses granted pursuant to Section 2.1, Section 2.2, Section 2.3, and Section 2.4 shall not limit the availability of damages, specific performance or other legal or equitable remedies of the Parties.

Section 5.2 Survival. The terms and conditions of the following provisions will survive expiration or termination of this Agreement: Article I, Section 2.7, Section 3.3, Article IV, this Section 5.2 and Article VI. The termination or expiration of this Agreement will not relieve either Party of any liability under this Agreement that accrued prior to such termination.

ARTICLE VI

MISCELLANEOUS

Section 6.1 No Obligation. Nothing set forth herein shall restrict a Licensor from transferring, assigning, pledging, or licensing any Intellectual Property owned by it and licensed to a Licensee hereunder, provided that any sale, transfer, or assignment or exclusive license of any Intellectual Property licensed to a Licensee hereunder shall be subject to the licenses granted in this Agreement.

Section 6.2 Amendment and Waivers. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by a Party, unless such waiver, amendment, supplement or modification is in writing and signed by each of the parties hereto.

Section 6.3 Notices. All notices, requests, claims, demands or other communications under this Agreement shall be in writing and shall be given or made (and, except as provided herein, shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by certified mail, return receipt requested, by electronic mail upon transmission (provided no “bounceback” or notice of nondelivery is received), to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 6.3):

(a) If to Company (or any of its Subsidiaries in their capacity as either a Licensor or a Licensee):

Modine Manufacturing Company

1500 De Koven Ave

Racine, Wisconsin 53403

Attention: General Counsel

Email: [redacted]

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166

Attention: Andrew Kaplan

Email: [redacted]

(b) If to Gold or to SpinCo (or any of their Subsidiaries in its capacity as either a Licensor or Licensee):

Gentherm Incorporated

28875 Cabot Drive

Novi, MI 48377

Attention: Wayne Kauffman; Jon Douyard

E-mail: [redacted]

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

330 N Wabash Ave, Suite 2800

Chicago, IL 60611

Attention: Bradley C. Faris; Jason Morelli

E-mail: [redacted]

and

Honigman LLP

2290 First National Building

660 Woodward Avenue

Detroit, MI 48226

Attention: Michael S. Ben; Matt VanWasshnova

Email: [redacted]

Any Party may, by notice to the other Party, change the address to which such notices are to be given or made.

Section 6.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties and their respective permitted successors and assigns; provided that neither this Agreement nor any of the rights and benefits of a Licensee Party hereunder may be assigned to, or assumed by, a Third Party without the express prior written consent of the other Party or as provided under Section 2.5. Notwithstanding the foregoing, no such consent shall be required for: (a) a Party’s assignment of this Agreement in whole or in part to its Affiliates, provided that no such assignment by a Party to its Affiliate shall release a Party from its obligations under this Agreement; or (b) the assignment and assumption of a Party’s rights, licenses and obligations under this Agreement in whole or in relevant part, in connection with, or as a result of, a Change of Control of a Party (such Party, the “Acquired Party”) or the sale or other disposition of a discrete business unit, division or portion of a business of a Party or its Affiliates to which this Agreement relates (such business or assets, the “Acquired Business”); provided that, (i) in the event of any such assignment of a business unit, division or other portion of a business, the business unit, division or portion of the business is capable of being operated on a standalone basis, and the license shall not extend beyond the business unit, division or portion of business being sold, (ii) the licenses granted herein will not extend to any products, business or operations of the Acquiring Party (as defined below) that exist prior to the date of the consummation of such transaction, and (iii) the resulting, surviving or transferee Person or acquirer of the Acquired Business (the “Acquiring Party”) assumes all the applicable obligations of the Acquired Party by operation of Law or by express assignment, as the case may be; or (c) a Party to pledge this Agreement to any lender providing financing to such Party for such Party’s collateral security purposes. Any purported assignment in violation of this Section 6.4 shall be null and void.

Section 6.5 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

Section 6.6 Governing Law Jurisdiction and Forum Waiver of Jury Trial.

(a) This Agreement (and any claims or disputes arising out of or related hereto or to the transactions contemplated hereby or to the inducement of any party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise, each, a “Dispute”) shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware irrespective of the choice of laws principles of the State of Delaware including all matters of validity, construction, effect, enforceability, performance and remedies.

(b) Each Party hereto irrevocably agrees that any litigation relating to any Dispute with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, solely in the case that the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (the “Chosen Courts”). Each of the Parties hereto hereby irrevocably submits with regard to any such Dispute for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the Chosen Courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Chosen Courts. Each of the Parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Dispute with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the Chosen Courts, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the Dispute in such court is brought in an inconvenient forum, (B) the venue of such Dispute is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. To the fullest extent permitted by applicable Law, each Party hereto hereby consents to the service of process in accordance with Section 6.3; provided, that (I) nothing herein shall affect the right of any Party to serve legal process in any other manner permitted by Law and (II) each such Party’s consent to jurisdiction and service contained in this Section 6.6(b) is solely for the purpose referred to in this Section 6.6(b) and shall not be deemed to be a general submission to said courts or in the State of Delaware other than for such purpose.

(c) EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.7 Counterparts. This Agreement may be executed in one (1) or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one (1) or more counterparts have been signed by each of the Parties and delivered to the other Party.

Section 6.8 Interpretation. In this Agreement, (a) words in the singular shall be deemed to include the plural and vice versa and words of one gender shall be deemed to include the other genders as the context requires; (b) the terms “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules, Annexes and Exhibits hereto) and not to any particular provision of this Agreement; (c) Article, Section, Exhibit, Annex and Schedule references are to the Articles, Sections, Exhibits, Annexes and Schedules to this Agreement unless otherwise specified; (d) unless otherwise stated, all references to any agreement shall be deemed to include the exhibits, schedules and annexes to such agreement; (e) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified; (f) the word “or” shall not be exclusive; (g) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (h) unless otherwise specified in a particular case, the word “days” refers to calendar days; (i) references to “business day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions are generally authorized or required by Law to close in the United States or Franklin Lakes, New Jersey; (j) references herein to this Agreement or any other agreement contemplated herein shall be deemed to refer to this Agreement or such other agreement as of the date on which it is executed and as it may be amended, modified or supplemented thereafter, unless otherwise specified; and (k) unless expressly stated to the contrary in this Agreement, all references to “the date hereof,” “the date of this Agreement,” “hereby” and “hereupon” and words of similar import shall all be references to the Effective Date.

Section 6.9 No Third-Party Beneficiaries. The provisions of this Agreement are solely for the benefit of the Parties and are not intended to confer upon any Person except the Parties any rights or remedies hereunder and there are no third-party beneficiaries of this Agreement and this Agreement shall not provide any third party with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

Section 6.10 Entire Agreement. This Agreement, the Separation Agreement and the other Transaction Documents and the Exhibits, Schedules and appendices hereto and thereto contain the entire agreement between the Parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the Parties other than those set forth or referred to herein or therein. This Agreement, the Separation Agreement, and the other Transaction Documents govern the arrangements in connection with the Separation and the Distribution and would not have been entered into independently.

Section 6.11 Specific Performance. The Parties hereto agree that irreparable damages for which monetary damages (even if available) would not be an adequate remedy, would occur in the event that the Parties hereto do not perform any provision of this Agreement in accordance with its specified terms or otherwise breach such provisions. Accordingly, the Parties acknowledge and agree that the Parties shall be entitled to seek an injunction, specific performance and other equitable relief to prevent breaches or threatened breach of this Agreement and to enforce specifically the terms and provisions hereof in addition to any other remedy to which they are entitled in Law or in equity; provided that such remedy does not include the termination of any license granted hereunder or otherwise impose and limits or restrictions on the scope of any such licenses that are in addition to those limits and restrictions set forth herein. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such order or injunction.

Section 6.12 Relationship of the Parties. Nothing contained herein shall be deemed to create a partnership joint venture or similar relationship between the Parties. Neither Party is the agent, employee, joint venturer, partner, franchisee or representative of the other Party. Each Party specifically acknowledges that it does not have the authority to, and shall not, incur any obligations or responsibilities on behalf of the other Party. Notwithstanding anything to the contrary in this Agreements each Party and (its officers, directors, agents, employees and members) shall not hold themselves out as employees agents representatives or franchisees of the other Party or enter into any agreements on such Party’s behalf.

[Remainder of page left blank intentionally; signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

MODINE MANUFACTURING COMPANY

By:
Name:
Title:

PLATINUM SPINCO INC.

By:
Name:
Title:

GENTHERM INCORPORATED

By:
Name:
Title: